UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2012

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES, SERIES 2001-8 TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31846	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lehman ABS Corporation
1271 Avenue of the Americas
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, Series 2001-8 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association (the “Trustee”), as Trustee, as supplemented by the Series Supplement in respect of the Trust dated as of March 8, 2001.

The Registrant is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”), which filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York on September 15, 2008 in a jointly administered proceeding named in re Lehman Brothers Holdings Inc., et. al. under Case Number 08-13555. LBHI and its wholly-owned broker-dealer, Lehman Brothers Inc., have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Registrant’s business.

Item 8.01. OTHER EVENTS

This current report on Form 8-K relates to the Corporate Backed Trust Certificates, Series 2001-8, Class A-1, issued by the Trust (the “Certificates”). The Trust’s assets consist solely of a $32,575,000 escrow position established by the Depository Trust Company (“DTC”) representing the original $32,575,000 principal amount 8.10% Debentures due June 15, 2024 (the “Underlying Securities”) issued by General Motors Corporation (the “Underlying Securities Issuer”) for the purpose of making distributions under the Second Amended Joint Chapter 11 Plan of the Underlying Securities Issuer described below.

On June 1, 2009, the Underlying Securities Issuer filed for bankruptcy protection in U.S. Bankruptcy Court in New York. Under the Trust Agreement, the bankruptcy filing by the Underlying Securities Issuer constituted an event of default with respect to the Certificates.

On March 18, 2011, the Underlying Securities Issuer and certain of its affiliates (collectively with the Underlying Securities Issuer, the “Debtors”) filed their Second Amended Joint Chapter 11 Plan, which was confirmed by an order of the Bankruptcy Court entered on March 29, 2011 (as so confirmed, the “Plan”). The Plan became effective on March 31, 2011 and provides for distributions under the Plan to holders of Allowed General Unsecured Claims.

On November 1, 2011, the Trustee, as a holder of the Underlying Securities, received its pro rata share of a distribution consisting of 2,604 shares of New GM Stock (CUSIP 37045V100), 2,367 New GM Warrants (Exercise Price of $10.00 per Share, CUSIP 37045V118) and 2,367 New GM Warrants (Exercise Price of $18.33 per Share, CUSIP 37045V126) (collectively, the “New GM Securities”). The Trustee allocated and distributed the New GM Securities to the holders of Class A-1 Certificates then outstanding and unpaid, (after deducting costs incurred in connection therewith) in accordance with Section 5(d) of the Series Supplement on or about January 31, 2012. The Trustee received 140 shares of New GM Stock (CUSIP 37045V100) as a fee. The record date for the January 31, 2012 distribution was January 30, 2012. There were insufficient amounts to make a distribution to the holders of Class A-2 at that time. In-kind distribution of the New GM Securities to Class A-1 Certificateholders was deemed to reduce the principal amount of such Certificates on a dollar-for-dollar basis. The New GM Securities distributed by the Trustee were subject to rounding as provided in Section 5.6 of the Plan, and no fractional securities were distributed. Each holder’s allocated amount may have varied slightly due to rounding. The amounts of New GM Securities that were allocated per 1,000 original amount of Certificates are set forth on Exhibit 99.1 attached hereto.

On January 31, 2012, distribution was made to the holders of the certificates issued by the Trust as described above. Specific information with respect to the distribution is filed as Exhibit 99.1 hereto.

No other reportable transactions or matters have occurred during the current reporting period.

General Motors Corporation, the issuer of the underlying securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For information on General Motors Corporation please see its periodic and current reports filed with the Securities and Exchange Commission (the “Commission”) under General Motors Corporation’s Exchange Act file number, 001-00043. The Commission maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or “EDGAR.” Periodic and current reports and other information required to be filed pursuant to the Exchange Act by General Motors Corporation may be accessed on this site. Neither Lehman ABS Corporation nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Lehman ABS Corporation nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is filed as part of this report:

99.1	Trustee’s Allocation Schedule for the Corporate Backed Trust Certificates, Series 2001-8 Trust Distribution on January 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. In preparing this report the Registrant has relied on information provided to it by the Trustee.

Date: February 13, 2012

Lehman ABS Corporation

By: /s/	William J. Fox
Name:	William J. Fox
Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Trustee’s Allocation Schedule for the Corporate Backed Trust Certificates, Series 2001-8 Trust Distribution on January 31, 2012.